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                                                                   Exhibit 10.14

                               FOURTH AMENDMENT TO
                      WAREHOUSE LOAN AND SECURITY AGREEMENT

         This Fourth Amendment to Warehouse Loan and Security Agreement, dated as of December 15, 2000 (this "Amendment"), is by and among Financial Pacific Funding, LLC ("Borrower"), Financial Pacific Leasing, LLC, ("Servicer"), Wells Fargo Bank Minnesota, National Association (as successor to Norwest Bank Minnesota, National Association), as collateral agent (in such capacity, "Collateral Agent") and as standby servicer (in such capacity, "Standby Servicer"), Receivables Capital Corporation ("RCC "), the financial institutions party hereto, as parallel lenders ("Parallel Lenders"), and Bank of America, N.A. (as successor to Bank of America National Trust and Savings Association), as administrative agent and bank agent (the "Administrative Agent").

                                   BACKGROUND

         1. Borrower, Servicer, Collateral Agent, Standby Servicer, RCC, the Parallel Lenders and the Administrative Agent are parties to that certain Warehouse Loan and Security Agreement, dated as of December 30, 1998 (as heretofore amended, the "Warehouse Agreement").

         2. The parties hereto desire to amend the Warehouse Agreement in certain respects as set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         SECTION 1. Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned thereto in the Warehouse Agreement, as amended hereby.

         SECTION 2. Amendments. (a) The definition of "Advance Percentage" set forth in Section 1.1 of the Warehouse Agreement is hereby amended by deleting subclause (y) of clause (ii) thereof and substituting therefor a new subclause
(y) as follows: "(y) the greater of (I) the most recent three-month rolling average Annualized Charge Off Ratio and (II) the Annualized Charge Off Ratio for the most recently ended Collection Period".

         (b) The definition of "Change in Control" set forth in Section 1.1 of the Warehouse Agreement is hereby amended by deleting the phrase "any two of Dale A. Winter, David T. Schaefer or Eldon G. Mackey" where it appears in subparagraph (ii) of paragraph (b) thereof and substituting therefor the name "Dale A. Winter".

         (c) Section 2.14 (a) of the Warehouse Agreement is hereby amended by deleting the date "December 15, 2000" where it appears therein and substituting therefor the date "October 29, 2001".

         (d) Section 9.1(e)(i) is hereby amended and restated in its entirety to read as follows:

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                  (i)      The initial Servicer and its consolidated
                           subsidiaries shall maintain Tangible Net Worth, calculated at the end of each calendar quarter, beginning with the quarter ending December 31, 2000, of not less than $15.0 million, plus 100% of net income from and including January 1, 2001, less the amount of dividends payable from and including January 1, 2001 to Financial Pacific Company for pass-through interest on those certain subordinated notes issued by Financial Pacific Company to the Northwestern Mutual Life Insurance Company and Windward/Merban, L.P., on January 23, 1998, in the principal amounts of $9,375,000 and $625,000, respectively.

         (e) Section 9.1(e)(ii) is amended by inserting the following proviso at the end of the first sentence thereof: "provided that, for the fiscal quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, such level shall be measured on a year to date basis rather than on a rolling four quarter basis".

         (f) Section 9.2 (a) is hereby amended by inserting the phrase "consolidated and consolidating" before the phrase "quarterly financial reports" where it appears in clause (i) thereof.

         SECTION 3. Representations and Warranties. Borrower and Servicer hereby represent and warrant that (i) after giving effect to this Amendment, the representations and warranties contained in Section 7.1 of the Warehouse Agreement and Section 8.1 of the Warehouse Agreement, respectively, are true and correct on and as of the date hereof as though made on and as of such date, and shall have been deemed to have been made on and as of such date, provided that it is understood that the Servicer intends to make a $15,000,000 provision for credit losses in its December 31, 2000, financial statement, and (ii) no event has occurred and is continuing, or would result from this Amendment, that constitutes a Default or Event of Default.

         SECTION 4. Covenant. Financial Pacific shall, on or prior to December 31, 2000, provide written evidence to the Administrative Agent, the Standby Servicer and the Surety Provider that approximately $6,000,000 in additional new equity has been contributed to Financial Pacific through the issuance of preferred stock or otherwise in a manner acceptable to the Administrative Agent and the Surety Provider. In the event that Financial Pacific shall fail to provide such written evidence on or prior to December 31, 2000, such failure shall constitute an immediate Event of Default under Section 10.1 of the Warehouse Agreement for all purposes of the Warehouse Agreement and the other Related Documents.

         SECTION 5. Conditions to Effectiveness. This Amendment shall become effective on the date hereof, subject to the satisfaction of the following conditions precedent:

         (a)      Each of the Notice Parties shall have received:

                  (i) This Amendment, duly executed by each of the parties hereto;

                  (ii) A copy of the board of managers or directors, managers or member consents of each Borrower Party, as applicable, approving this Amendment, certified by its Secretary or Chief Financial Officer;

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                  (iii)    Good standing certificates for each Borrower Party
         issued by the Secretaries of State of each State where each such Borrower Party is organized or has its principal place of business;

                  (iv) A certificate of the Secretary or Chief Financial Officer, as applicable, of each Borrower Party certifying (A) the names and true signatures of the officers authorized on its behalf to sign this Amendment and (B) that the Operating Agreement of such Borrowing Party has not been modified or amended since December 30, 1998;

                  (v) Constituent documents of each Borrower Party, duly certified by the Secretary of State of the State in which each such Borrower Party is organized, as of a recent date acceptable to the Notice Parties; and

                  (vi) A favorable opinion of counsel for the Borrower Parties as to the enforceability, due execution and authorization of this Amendment and as to such other matters as any Notice Party shall have reasonably requested;

         (b) Financial Pacific shall have paid any and all fees due to the Agent or the Surety Provider in connection with the execution of this Amendment.

         SECTION 6. Miscellaneous. The Warehouse Agreement, as amended hereby, remains in full force and effect. Any reference to the Warehouse Agreement from and after the date hereof shall be deemed to refer to the Warehouse Agreement as amended hereby, unless otherwise expressly stated. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. This Amendment may be executed by facsimile. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to the conflict of Laws principles thereof (other than Section 5-1401 of the New York General Obligations Law) and the obligations, rights and remedies of the parties under this Amendment shall be determined in accordance with such laws.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         FINANCIAL PACIFIC FUNDING, LLC

                                         By: /s/ Dale A. Winter
                                             -----------------------------------
                                         Name Printed: Dale A. Winter
                                         Title: Executive Vice President and
                                         Chief Financial Officer

                                         FINANCIAL PACIFIC LEASING, LLC

                                         By: /s/ Dale A. Winter
                                             -----------------------------------
                                         Name Printed: Dale A. Winter
                                         Title: Executive Vice President and
                                         Chief Financial Officer

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                                         WELLS FARGO BANK MINNESOTA, NATIONAL
                                         ASSOCIATION (as successor to Norwest
                                         Bank Minnesota, National Association),
                                         as Collateral Agent and Standby
                                         Servicer

                                         By: /s/ Tara H. Anderson
                                             -----------------------------------
                                         Name Printed: Tara H. Anderson
                                         Title: Corporate Trust Officer

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                                         RECEIVABLES CAPITAL CORPORATION, as
                                         Lender

                                         By: /s/ Evelyn Echevarria
                                             -----------------------------------
                                         Name Printed: Evelyn Echevarria
                                         Title: Vice President

                                         BANK OF AMERICA, N.A., (as successor to
                                         Bank of America National Trust and
                                         Savings Association) as Administrative
                                         Agent and as Bank Agent

                                         By: /s/ John K. Svolos
                                             -----------------------------------
                                         Name Printed: John K. Svolos
                                         Title: Vice President

                                         BANK OF AMERICA, N.A., as a Parallel
                                         Lender

                                         By: /s/ John K. Svolos
                                             -----------------------------------
                                         Name Printed: John K. Svolos
                                         Title: Vice President

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ACKNOWLEDGED AND AGREED:                 MBIA INSURANCE CORPORATION

                                         By: /s/ Michael Alter
                                             -----------------------------------
                                         Name Printed: Michael Alter
                                         Title: Vice President